Exhibit 99.A.10

LIFE INSURANCE
APPLICATION (PART 1)

APPLICATION NO.
oMassachusetts Mutual Life Insurance Co. Springfield, Massachusetts 01111-0001	oMML Bay State Life Insurance Co.	oC.M. Life Insurance Co. 140 Garden St., Hartford, CT 06154
▶Client
1. Name of Proposed Insured (First,Middle, Last and Suffix)		2. Sex oM oF

3. U.S. Citizen: oYes oNo	If “No,” what country?	Type of Visa: oPerm oTemp

4. Social Security Number:	5. Birthplace:

6. Date of Birth:	7. Policy Date:	8. Save Age:

9. Residence of Proposed Insured (Street & No., City, State, Zip)	10. Business/Employer Name and Address (Name, Street & No., City, State, Zip)

▶Owner (Complete only if owner is other than the proposed insured) *If trust,signed trust certificate (or a trust copy) is required
11. Owner:	oIndividual (or his/her estate) oCorp. (its successors or assigns) oTrust* o Other (see memo attached)

Name (If trust,give full name of trustee(s) and date of trust agreement)	SSN or Tax ID No.

Address (Street & No.,City, State, Zip)	Relationship to Insured

▶Beneficiary
12. Beneficiary:	oIndividual(s) oCorp. (its successors or assigns) oTrust oOther (see memo attached)

Primary: Name(s) (If trust, give full name of trustee(s) and date of trust agreement)	Relationship to Insured

Contingent: Name(s)	Relationship to Insured

o UTMA/UGMA Custodian - During minority of the named child(ren),__________________________                                                            ;                                                                                                                      (name of adult to act as Custodian)
      shall be Custodian for said child(ren) under ______________________the Uniform Transfers/Gifts to Minors Act.
                                                                                                      (state)
▶Life Insurance (Complete one of the following three sections)
▶13. Whole Life			D. Loan rate		G. Other Riders
A. Plan of Insurance			oAdjustable	oFixed	oADB	$ _________________
oWL	oLPWL	o10PL	E. Dividend Options		oIPR	$ _________________
oEWL	oLPL85	o20PL	oCash	oReduce prem.	oALIR	$ _________________
oMWL	oLPL65	o________	oPaid-up additions	oSID	oLISR	$ _________________
B. Amount of Insurance			oAccumulate at interest		(1) Annual Prem.	$_________________
Face Amount $__________________			o_______________________________		(2) Lump-Sum Pymt.	$_________________
C. Automatic Premium Loan			F. Waiver of Premium Riders		o ______________________________________
oYes oNo			oInsured		H. ALIR Dividend Option
			oApplicant: ______________________		oSame as basic policy oPaid-up adds.

▶14. Term Life			B. Amount of Insurance	D. Other Riders
A. Plan of Insurance			Face Amount $_____________________	oADB $_________________
oT5	oT15	oAPT80	C. Waiver of Premium Riders
oT10G	oT20	oBCE10	o Insured	o_________________________________
o_____________________________

▶ 15. Variable &Universal Life			E.	DBO	o1	o2	o3	o_____	I.	Other Riders
	A. Plan of Insurance		F.	Loan rate		oAdjustable		oFixed	o OIR
oVUL	oUL	o_______________	G.	Definition of Life Insurance						&#iexcl Self	$	_____________________
	B. Amount of Insurance		o	Guideline Premium Test						&#iexcl Other	$	_____________________
			o	Cash Value Test
Face Amount	$	_________________	H.	Waiver of Premium Riders					(if other, complete separate application)
C. First Prem.	$	_________________	o	Monthly Charges/Deductions					o GIR		$	_____________________
	D. Planned Prem.	$ _________________	o	Disability Benefit					o _______________________________

APPLICATION NO.                                                                                                                                                                                        Page 2

▶Premium Payment Information

16. Billing Types	17. Frequency		18. Premium Payer
oPAC	oAnnual		oInsured oOwner	oOther _________________________
oIndividual	oSemi-annual		Mailing Address
oGroup	oQuarterly		oInsured’s home	oOther _________________________
Plan Account #	oMonthly		oInsured’s business	________________________________
__________________	o __________________		oOwner’s address	________________________________
19. Has the first premium been paid?	oYes	oNo	If “Yes” amount paid:	$ ________________________________

▶Other Insurance/Replacement Information

Life Insurance currently applied for,contemplated, or now in force on the Insured in other companies. If none,check here o
20a.	Company	Year(s) Issued	Product		Amount

20b.	Total amount of new insurance to be placed currently in all companies $ ___________________
21.	Is the insurance now being applied for intended to replace or change any insurance or annuity, in whole or part, issued by this or another company? oYes oNo “Yes” complete information below
	Company	Policy Number	Product	Amount	1035 Exchange
o
o
22.	If 1035 exchange: approximate value of exchange $ ___________(In Remarks, indicate how 1035 money will be applied on the new policy.)

▶Juvenile (Complete this section only if insured is a juvenile)

23. Total life insurance currently applied for, contemplated, or now in force on the insured’s father, mother, siblings in all companies.
   (Name, age, and amount - explain in Remarks if none)

Father:	Sibling:

Mother:	Sibling:

▶Personal Information Regarding the Insured (Explain “Yes” answers in Remarks)

24.	Insured’s Occupation and Duties _____________________________________________________________________
25.	Insured’s current driver’s license # _________________________	State ____________________________	Yes	No
26.	Does the insured anticipate any foreign travel?		o	o
27.	Within the last 3 years has the insured been, or expect to become, a pilot, student pilot, or crew member of any type of aircraft? (If “Yes” complete Aviation form)		o	o
28.	Within the last 3 years has the insured taken part in, or now expect to take part in, underwater diving, hang gliding, para sailing, para kiting, parachuting, skydiving, mountain climbing, or organized racing by automobile, motorcycle, motorboat, or snowmobile, or any other form of hazardous activity? (If “Yes” complete Avocation form)		o	o
29.	Within the last 5 years has the insured been in a motor vehicle accident, been convicted of a moving violation, or received a driver’s license restriction or revocation?		o	o
30.	Within the last 10 years has the insured been convicted of operating a motor vehicle while under the influence of alcohol or other drugs?		o	o
31.	Has the insured ever been convicted of a felony?		o	o
32.	Is the life insurance being applied for the benefit of a viatical company, are there any plans to viaticate the policy after it is issued, or will it replace a policy that has been, or will be viaticated?		o	o
33.	If the policy applied for will be used in connection with an employer-sponsored plan involving both males and females, will the policy be issued on a Unisex basis? (Complete this question only if applicable)		o	o
34.	Remarks

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APPLICATION NO.	Page 3

▶Non-Medical (Complete this section when required)

35. (a) Name and address of your physician

Name ____________________________________________________________________________________________________
Address __________________________________________________________________________________________________
__________________________________________________________________________________________________
__________________________________________________________________________________________________
(b) Date and reason last consulted ________________________________________________________________________________
____________________________________________________________________________________________
____________________________________________________________________________________________
36. Family History
Age if	State of health	Age at
living	or cause of death	death

Father

Mother

37..	Height in shoes __________ ft. ______ in.
Weight in clothes __________ lbs.
	Any change in weight in the past year?	o Yes	o No
	oGain oLoss Amt. _______	If “Yes,” give details in 47 below

38.	Have any of your parents or siblings had:	Yes	No
	(a) Cardiovascular disease prior to age 60?	o	o
	(b) Diabetes, kidney disease or any other familial disorder?	o	o
If “Yes,” give details in 47 below

39. Have you ever been advised of, treated for, or had any known indication of the following?					oYes oNo
 If “Yes”, check condition(s) and give details in 47 below

o	Arthritis	o	Diabetes	o	Physical
o	Asthma	o	Emotional		impairment
o	Cancer		disorder	o	Prostate disease
o	Chest pain	o	Heart attack	o	Seizures
o	Chronic fatigue	o	Heart murmur	o	Sexually
o	Chronic	o	Hepatitis		transmitted
	respiratory disease	o	High blood		disease
o	Congenital		pressure	o	Sleep disorder
	disorder	o	Lupus	o	Stroke
o	Depression	o	Paralysis	o	Tumor

40. Have you ever been advised of, treated for, or had any known indication of a disorder of the following?
					oYes	o	No
If “Yes”, check condition(s) and give details in 47 below

o	Blood	o	Eyes	o	Pancreas
o	Blood vessels	o	Head	o	Reproductive
o	Brain and	o	Heart		organs
	nervous system	o	Immune system	o	Sinuses
o	Breasts	o	Kidney	o	Skin
o	Colon	o	Liver	o	Urinary system
o	Digestive	o	Lungs
	system	o	Lymph glands
o	Endocrine	o	Musculo-
	system		skeletal system

If “Yes” to any question, give details in 47 below		Yes	No
41.	Other than in Q. 39 & 40, within the past five years, have you had any emotional disorders, physical illness or injury, infection, consultation, hospital admission, surgery, diagnostic tests, or procedures, or been advised or plan to seek surgical or medical advice or treatment?	o	o
42.	Have you applied for life, disability, or health insurance and been declined, postponed, rated, or restricted, in the last 10 years?	o	o
43.	Have you ever been treated for, or been diagnosed by a member of the medical profession as having a deficiency of the immune system such as Acquired Immune Deficiency Syndrome (AIDS)?	o	o
44.	Are you currently taking any prescribed or over the counter medications, food supplements or herbal remedies?	o	o
45.	Have you ever used barbiturates, narcotics, or other drug or chemical substances not prescribed by a physician or been advised to restrict the use of alcohol?	o	o
46.	(a) Have you smoked cigarettes in the past 12 months?	o	o
	(b) Have you used tobacco or nicotine in any other form in the past 12 months?	o	o
	(c) Have you used tobacco or nicotine in any other form in the past 3 years?	o	o

47.	Details: For questions answered “Yes” give particulars below. Include nature of ailment, date, duration and attending physicians.

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APPLICATION NO.                                                                                                                                                                               Page 4

▶Agreements and Signatures

The Application - This is Part 1 of an application for Life Insurance. The application includes any Part 2 that may be required and any amendments and supplements to either part. To the best of the knowledge and belief of the person(s) signing below, all statements made in this Part 1 are complete and true and were correctly recorded. Each person signing below adopts all of the statements made in the application and agrees to be bound by them.

For Variable Life Insurance, the applicant acknowledges - That the variable value of the policy may increase or decrease in accordance with the experience of the separate account; that the death benefit may be variable or fixed under specified conditions.

Beneficiary - Unless otherwise requested, surviving beneficiaries in any class shall take equally. If percentages or fractions are indicated and any beneficiary dies before the insured, payment shall be made proportionately to the surviving beneficiaries in that class. If no beneficiary is entitled to the payment at the time of claim, the proceeds shall be made to the owner, if living, or the owner’s estate. Liability of Company - The insurance applied for will not take effect unless the first premium is paid during the lifetime of the person to be insured under the policy and the application must be approved by the insurer at its Home Office. If the first premium is paid to the agent/producer in exchange for a Temporary Receipt or Conditional Receipt signed by that agent/producer, the insurer shall be liable only as set forth in that receipt; otherwise, the policy must be delivered to the Owner named in the policy and, at the time of payment and delivery, all statements made in this application related to the insurability of all persons to be insured under the policy must be complete and true as though they were made at that time.

Authority of Agents/Producers - No agent/producer can change the terms of this application or any policy issued by the insurer. No agent/producer can waive any of the insurer’s rights or requirements or extend the time for any payment.

Changes and Corrections - Any change or correction of the Application will be shown on an Amendment of Application attached to the policy. Acceptance of any policy issued shall be acceptance of any change or correction of the application made by the Company. However, any correction or change in the amount, classification, plan of insurance, or riders applied for in this application must be agreed to in writing.

Authorization to Obtain and Disclose Information (For The Insured And/Or Applicant) - I have received the notice about the Medical Information Bureau, Inc. (MIB). I have also received the notice about the Fair Credit Reporting Act. I understand and authorize an investigative report to be made. This report may include information about my character, general reputation, personal characteristics and mode of living. I hereby authorize certain parties that have any records or knowledge of me and my health (or my children and their health if juvenile insurance), to make such information available to the company, its reinsurers, and MML Insurance Agency, Inc. These parties include: any licensed physician, medical practitioner, hospital, clinic, other medical or medically related facility, the MIB, or other organization. I agree that the photocopy or facsimile of this authorization may be used to obtain information.

ANY POLICY ISSUED AS A RESULT OF A MATERIAL MISSTATEMENT OR OMISSION OF FACTS MAY
BE VOIDED, AND THE COMPANY’S ONLY OBLIGATION SHALL BE TO RETURN THE PREMIUMS PAID.

Taxpayer Identification - The Owner of the Policy applied for herein certifies, under penalties of perjury, that (i) the number referred to in 4 and 11 of this application is his/her correct Taxpayer Identification Number (or he/she is waiting for a number to be issued); and (ii) he/she is not subject to backup withholding either because he/she has not been notified by the Internal Revenue Service (IRS) that he/she is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him/her that he/she is no longer subject to backup withholding. If the IRS has notified the Owner that he/she is subject to backup withholding and he/she has not received notice from the IRS that backup withholding has terminated, he/she should strike out language herein (ii) that he/she is not subject to backup withholding due to notified payee underreporting.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

▶Signature of Proposed Insured (if age 16 or older)	Date

▶Signature of Owner (if not Proposed Insured)

Applicant, if not owner:	o Insured
o Other
(print name)

▶Signature of Applicant (if not owner or insured)

▶Signature of Soliciting Agent/Producer	Signed at (city/state)

Print Agent/Producer name	General Agent submitting application/Agency #

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